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                                                                    EXHIBIT 10.1

                               AMENDING AGREEMENT
                              --------------------


         THIS AGREEMENT made effective as of the 23rd day of June, 1999,

BETWEEN:

         AGRIUM INC., a corporation with an office in the City of Calgary in the Province of Alberta (formerly known as Cominco Fertilizers Ltd.)

                         (hereinafter called "Agrium")

                                     -and-

         PLANET POLYMER TECHNOLOGIES, INC., a corporation with an office in the City of San Diego, State of California, United States of America

                         (hereinafter called "Planet")


         WHEREAS a Technology Development and License Agreement was entered into between Agrium and Planet dated as of January 30, 1995 (the "Agreement");

         AND WHEREAS the parties consider it appropriate to amend the Agreement by changing certain provisions of the Agreement;

         NOW THEREFORE in consideration of the foregoing and the mutual covenants and promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         1. Paragraph 8.1 of the Agreement shall be amended so as to read as follows:

               During the term of this Agreement Planet shall not conduct any development work of the same nature or type as the Work, for any third party, except for Agway Consumer Products, Inc. or Agway Inc. ("Agway"), on any subject if the intended use falls within, or could reasonably be expected to fall within, Agrium's Field of Business formerly Cominco's Field of Business, as defined herein.

               If Planet enters into any arrangements or agreements with Agway for a license under any of the Planet Technology, the New Technology or with respect to new compositions of matter, new chemical complexes, improved chemical complexes, association compounds, blends, mixtures or compositions of coating materials, polymer materials or new products or new processes relating thereto ("Other New Technology") and which could reasonably be expected to fall within Agrium's Field of Business or any agreements or arrangements with Agway for the right to

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                                      -2-

               produce, market or distribute Fertilizer Products, which term, for purposes of this paragraph 8, shall be as defined in paragraph 1.1 (but deleting reference to "produced, distributed or marketed by Cominco from time to time"), or Biological Products, which term, for purposes of this paragraph 8, shall be as defined in paragraph 1.2 (but deleting reference to "produced, distributed or marketed by Cominco from time to time"); under or with respect to the Planet Technology, the New Technology or the Other New Technology (the said Fertilizer Products and Biological Products being collectively called the "New Products") and if

                    (i) the intended place of use is within the Territory and

                    (ii) the intended use falls within, or could reasonably be expected to fall within Agrium's Field of Business, or

                    (iii) if pursuant to such agreements or arrangements, the intended use falls within, or could reasonably be expected as falling within Agrium's Field of Business,

               Planet shall provide Agrium with an option, to be exercised by Agrium within ninety (90) days from receipt of written notice, to acquire a license and the right to produce, market and distribute the New Products, on substantially the same terms and conditions as those contained in this Agreement, including but not limited to those terms and conditions set out in paragraphs 6.1, 6.2 and 6.3.

               Subject to the foregoing exception, during the term of this Agreement, Planet shall not enter into any arrangement or agreements with any third party for a license under any of the Planet Technology, the New Technology or the Other New Technology if the intended place of use is within the Territory and the intended use falls within, or could reasonably be expected to fall within, Agrium's Field of Business, without first offering such arrangement to Agrium and at terms no less favorable to Agrium than those offered to a third party.

         2. All other provisions of the Agreement not amended by this Amending Agreement shall be unchanged and remain in full force and effect.

               IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the date first above written.


         Agrium Inc.


         Per: /s/ Dennis Kalma
              ----------------------------


         Planet Polymer Technologies, Inc.


         Per: /s/ Robert J. Petcavich
              ----------------------------